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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Duramed Pharmaceuticals, Inc., for the registration of 1,401,584 shares of its common stock and to the incorporation by reference therein of our report dated March 20, 1998, with respect to the consolidated financial statements and schedule of Duramed Pharmaceuticals, Inc. for the years ended December 31, 1997, 1996, and 1995, included in the Annual Report for 1997 filed with the Securities and Exchange Commission.


Cincinnati, Ohio
December 17, 1998